UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Ranger Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

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RANGER ENERGY SERVICES

2026 ANNUAL MEETING & PROXY STATEMENT

RANGER

RANGER ENERGY SERVICES

WWW.RANGERENERGY.COM

Letter to Stockholders

Dear Stockholders,

We are pleased to invite you to the 2026 Annual Meeting of Stockholders of Ranger Energy Services, Inc. (the “Annual Meeting”), which will be held virtually on May 15, 2026, at 10:00 a.m. Central Daylight Time. The Company has elected to hold the Annual Meeting in a virtual format to facilitate convenient and accessible participation by its stockholders.

2025 Performance Highlights

2025 was a year of meaningful progress for Ranger Energy Services. Against the backdrop of a dynamic operating environment, we delivered strong financial results, advanced our strategic priorities, expanded market leadership, and returned significant capital to stockholders while maintaining the balance sheet strength and financial discipline that supports our long‑term strategy.

Key Achievements:

•Financial Performance: We delivered another strong year of performance with full year revenue of $546.9 million, full year net income of $12.3 million, Adjusted EBITDA1 of $73.2 million, Net Cash from Operating Activities of $69.0 million, and Free Cash Flow1 of $42.9 million.
•Market Leadership: We acquired American Wells Services in November 2025, making us the largest well-services provider in the Lower 48. This transaction expands our customer relationships with blue‑chip operators and adds high‑margin complementary service lines, including tubing rentals and inspection, chemicals, and mixing plant services.
•Innovation and Technology: We delivered the industry’s first ECHO hybrid electric rigs, which are engineered to operate with zero emissions when connected to well‑site power. These rigs incorporate electric drivetrains, regenerative braking and battery recharging, modular architecture, and real‑time diagnostics that are integrated with our proprietary digital platforms.
•Capital Returns: We returned over 40% of 2025 Free Cash Flow to investors through dividends and share repurchases, far exceeding our minimum commitment of 25%.
•Safety: We continue to invest in our TANGO operations platform, Human Performance training and our Overwatch AI‑enabled safety system, which enhance operational visibility, efficiency, and safety performance across our fleet.

Looking Ahead

Ranger enters 2026 with a stronger platform, expanded capabilities, and a clear strategic roadmap. Our production‑focused portfolio, disciplined financial approach, and continued investment in technology and safety position us well to generate durable cash flows and attractive returns across commodity cycles. We remain focused on executing our strategy with discipline and integrity, always with the objective of creating long‑term value for our stockholders.

On behalf of the Board of Directors and the entire Ranger Energy Services team, thank you for your continued confidence and support.

Sincerely,
Stuart N. Bodden
President and Chief Executive Officer
Ranger Energy Services, Inc.
1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please refer to Annex A for more information about these measures, as well as a reconciliation of GAAP to non-GAAP financial measures.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN	Friday, May 15, 2026 10:00 am CDT	WHO CAN VOTE	Holders of RNGR Class A Common Stock at the close of business on March 20, 2026

VIRTUAL MEETING ACCESS	To attend, register in advance at www.proxydocs.com/RNGR	DATE OF MAILING	A Notice of Internet Availability of Proxy Materials will be mailed on or about April 2, 2026

Agenda		Board Vote Recommendation	For Further Details
Proposal 1	To elect Class II directors, Stuart N. Bodden and Sean Woolverton, to hold office until the 2029 Annual Meeting.	“FOR” each director nominee listed in Proposal 1	Page 5
Proposal 2	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026.	“FOR”	Page 16
Proposal 3	To provide non-binding approval of our executive compensation for 2025.	“FOR”	Page 28
Such other business as may properly be presented at the meeting.
The Board of Directors (the “Board”) of Ranger Energy Services, Inc. (the "Company," "Ranger," "we," "us" or "our") has set March 20, 2026 as the record date (the “Record Date”). All stockholders who hold Class A common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders (“Annual Meeting”) or any adjournments thereof.
The purpose of the Annual Meeting is to consider and take action on the proposals stated above and discussed more thoroughly in the proxy materials. We are holding the Annual Meeting in a virtual-only format this year. All stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically and submit questions prior to the Annual Meeting. To attend the Annual Meeting online, vote or submit questions, stockholders of record will need to go to the meeting website listed above and log in using the control number included on the proxy card. Beneficial owners should review these proxy materials and follow instructions provided by their bank, broker or other nominee in order to be able to attend, participate in or vote at the annual meeting.
If you wish to submit a question, you may do so at the time of meeting registration by logging into the virtual meeting website at www.proxydocs.com/RNGR. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page.
We encourage you to review these proxy materials and vote your shares before the Annual Meeting. Your vote is important.

HOW TO VOTE IN ADVANCE
Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:
Justin Whitley General Counsel and Corporate Secretary	INTERNET: www.proxypush.com/RNGR

Houston, Texas April 2, 2026	TELEPHONE: 1-866-307-0791

MAIL: Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 15, 2026

This notice, the accompanying Proxy Statement, proxy card and 2025 Annual Report on Form 10-K are available at www.proxydocs.com/RNGR

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PROXY STATEMENT SUMMARY

DATE AND TIME	LOCATION	RECORD DATE
May 15, 2026	Online at	March 20, 2026
10:00 am CDT	www.proxydocs.com/RNGR

Agenda		Board Vote Recommendation	For Further Details
Proposal 1	To elect Class II directors, Stuart N. Bodden and Sean Woolverton, to hold office until the 2029 Annual Meeting.	“FOR” each director nominee listed in Proposal 1	Page 5
Proposal 2	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026.	“FOR”	Page 16
Proposal 3	To provide non-binding approval of our executive compensation for 2025.	“FOR”	Page 28
Such other business as may properly be presented at the meeting.
COMPANY OVERVIEW AND BUSINESS STRATEGY
Ranger is the leading provider of onshore high-specification well service rigs, cased hole wireline operations, and processing solutions, along with related services, in the U.S. oil and gas sector. Our offerings cover a comprehensive suite of well site services throughout every stage of a well’s lifecycle, including completion, production, maintenance, intervention, workover, and abandonment.
Our strategy centers on advancing technology, broadening our service portfolio, and upholding a strong commitment to sustainability. By focusing on priority markets and continually enhancing operational efficiency, Ranger seeks to reinforce its competitive position and support long-term growth.
During the last five years, the Company has placed significant focus on acquiring and integrating assets and associated operations with a focus on acquiring high-quality, complementary well-service assets at attractive valuations. Our most recent acquisition in November of 2025 of American Well Services (“AWS”) increased our rig count by approximately 25% and made us the largest well-services provider in the Lower 48. Through these acquisitions and their subsequent integrations, Ranger has refined its strategies and processes to support performance and expects acquisitions to remain a key driver of future growth.

2025 IN REVIEW

Repurchased	Paid Dividends of	Revenue	Free Cash Flow[1]
$12.3 M	$5.5 M	$546.9 M	$42.9 M
of Class A Common Stock
1 Free Cash Flow is a non-GAAP financial measure. Please refer to Annex A for more information about this measure, as well as a reconciliation of GAAP to non-GAAP financial measures.
SUSTAINABILITY AND SAFETY HIGHLIGHTS
Ranger’s ECHO hybrid electric rigs represent a significant advancement in well servicing technology, prioritizing both environmental responsibility and operational safety. Designed to deliver measurable emissions reductions, the ECHO hybrid electric rigs integrate innovative engineering solutions that we anticipate will enable significant decreases in our Scope 1 greenhouse gas emissions. These anticipated reductions stem from improved fuel efficiency, electrification of key components, and optimized workflows that minimize energy consumption.

Safety remains paramount, highlighted by the deployment of our Overwatch camera system, which provides real-time monitoring of critical rig operations to enhance situational awareness and reduce the risk of accidents. Complementing this, Ranger deploys advanced safety applications that facilitate immediate reporting and corrective actions. Such actions
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |1

contribute to key employee health and safety statistics and strategies, which include a consistently low recordable injury rate and comprehensive safety training programs.

Ranger’s dedication to excellence has been recognized through industry awards for innovation and safety, underscoring its leadership in safety performance. Strong governance practices, characterized by ethical oversight and transparent reporting, further reinforce Ranger’s reputation as a responsible industry leader.

For more information on our related initiatives, please see our most recent Sustainability report on www.rangerenergy.com. This Proxy Statement includes website addresses and references to additional materials found on those websites, including www.rangerenergy.com. These websites and materials are not incorporated by reference herein.

DIRECTOR NOMINEES

Name	Age	Title	Audit	Compensation	Nominating and Governance
Stuart N. Bodden	56	Class II Director (term expires 2026)
Sean Woolverton	56	Class II Director (term expires 2026)	Member	Member
ALL OTHER DIRECTORS

Name	Age	Title	Audit	Compensation	Nominating and Governance
Carla Mashinski	63	Class III Director (term expires 2027)	Chair		Member
Michael C. Kearney	77	Chairman of the Board Class I Director (term expires 2028)			Chair
Krishna Shivram	63	Class I Director (term expires 2028)	Member	Chair
BOARD COMPOSITION

Independence	Board Refreshment	Average Age	Industry Experience	Gender/Racial Diversity
4 of 5	2	63	100%	40%
	new directors in 2024
GENERAL INFORMATION
Recommendation of the Board
The Board recommends that you vote FOR each of the nominees to be elected as a Class II director to the Board (Proposal One), FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two), and FOR the resolution approving the compensation of our executives as disclosed in this proxy (Proposal Three).
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2026: Annual Report, Notice & Proxy Statement and Proxy Card are available at www.proxydocs.com/RNGR
Pursuant to the “notice and access” rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the internet. The approximate date on which this Proxy Statement, accompanying Notice and proxy card and the Company’s 2025 Annual Report on Form 10-K are first being made available to stockholders at www.proxydocs.com/RNGR is April 2, 2026. The Notice will be sent to all stockholders of record as of March 20, 2026 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |2

the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you revoke it or are no longer eligible to receive proxy materials under SEC rules.
Our 2025 Annual Report on Form 10-K and this Proxy Statement are available at www.proxydocs.com/RNGR.
Voting at the Annual Meeting
The Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), is the only class of securities that entitles holders to vote at meetings of the Company’s stockholders. Each share of Class A Common Stock outstanding on the Record Date entitles the holder to one vote at the Annual Meeting. To participate, vote or submit questions, you will receive further instructions via e-mail, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Stockholders may vote and submit questions during the Annual Meeting via live webcast.
If, on the Record Date, you hold shares of our Class A Common Stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. BetaNXT (formerly known as Mediant, Inc.) is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote virtually at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting virtually, you may vote via the internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card, or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the internet, telephone or by completing and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, we will vote your shares in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to Ranger Energy Services, Inc., Attn: Melissa Cougle, 10350 Richmond Ave., Suite 550, Houston, Texas 77042; (2) properly submitting a duly executed proxy bearing a later date; (3) voting again by internet or telephone prior to the Annual Meeting; or (4) attending the Annual Meeting and voting virtually. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If, on the Record Date, you hold shares of our Class A Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, broker and other nominees cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.
A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 10350 Richmond Ave., Suite 550, Houston, Texas 77042, for a period of ten days prior to the date of our
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |3

Annual Meeting. You may also examine our stockholder list during the Annual Meeting by following instructions provided on the Annual Meeting website, which may be accessed at www.proxydocs.com/RNGR.
Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether virtually or by valid proxy, of the persons holding a majority of shares of Class A Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 23,910,765 shares of Class A Common Stock held by approximately 91 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum.
Required Votes
Election of Directors. Each nominated director will be elected by the affirmative vote of a plurality of the votes validly cast on the election of directors at the Annual Meeting. Neither broker non-votes nor WITHHOLD votes will have any effect on the outcome of the voting on the election of directors.
Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the appointment by the audit committee of the Board (the “Audit Committee”) of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of at least a majority of the shares present, virtually or by proxy, and entitled to be voted at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Non-binding approval of executive compensation. Approval of the proposal for the non-binding approval of executive compensation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Solicitation of Proxies
Solicitation of proxies may be made via the internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Class A Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained BetaNXT to provide various services relating to the proxies, including webhosting, printing, mailing and tabulating votes, for an aggregate fee of approximately $35,800. The Company will bear all costs of such services.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal One, FOR Proposal Two, and FOR Proposal Three.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
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PROPOSAL ONE—ELECTION OF DIRECTORS
The Board of Directors currently consists of five directors. In accordance with the terms of our Certificate of Incorporation and our Amended and Restated Bylaws, the Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director elected to the Board of Directors will hold office until his or her successor has been elected and qualified or until the earlier of their death, resignation, disqualification or removal. The current members of the classes of our Board are divided as follows:
•Class II (if reelected, term expires in 2029): Stuart N. Bodden and Sean Woolverton
•Class III (term will expire in 2027): Carla Mashinski
•Class I (term will expire in 2028): Michael C. Kearney and Krishna Shivram
The Board of Directors has nominated the following individuals for election as Class II directors of the Company, to serve until the 2029 Annual Meeting, and until their successor is elected and qualified or until the earlier of death, resignation or removal:
Stuart N. Bodden
Sean Woolverton
Each of the above individuals is currently serving as a director of the Company. Biographical information for each individual is contained in the “Director Nominees” section.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. Neither WITHHOLD votes nor broker non-votes will have any effect on the outcome of voting on director elections.

The Board recommends a vote FOR the election of each nominee.

RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |5

DIRECTOR NOMINEES
The Company’s Board of Directors currently consists of five members, and if the stockholders elect the nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of five members. The Board of Directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each year, one class of directors will stand for re-election as their terms of office expire.
Nominees for Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders

Stuart N. Bodden
Stuart Bodden has served as our President and Chief Executive Officer since September 2021. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining the Company in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021. Mr. Bodden served as President Director for Pacific Oil and Gas in Singapore, which was later purchased by Pacific Energy Corporation Limited, from February 2010 to January 2012, where he led the upstream business and oversaw production and development of oil and gas assets, coal exploration in Sumatra and the creation of a new power business. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, where he led projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. He currently serves on the boards of directors of BioSqueeze Inc. and Bridger Photonics.

President, CEO and Director Age 56 Committees: None Director Since 2021 Other Public Company Boards: None

Education: Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.

Skills/Qualifications: Mr. Bodden’s experience in executive positions in the oil and gas industry financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors.

Sean Woolverton
Sean Woolverton joined our Board of Directors on January 1, 2024. Mr. Woolverton served as the Chief Executive Officer and member of the Board of Directors of SilverBow Resources, Inc. (SBOW) from March 2017 to July 2024. Prior to his role at SilverBow, he worked at Samson Resources from 2013 to 2017, holding a series of positions, including the role of Chief Operating Officer. From 2007 to 2013, he served in a number of capacities of increasing responsibility at Chesapeake Energy Corporation. Earlier in his career, Mr. Woolverton held multiple engineering and management roles at Encana Corporation and Burlington Resources.

Independent Director Age 56 Committees: Audit Compensation Director Since 2024 Other Public Company Boards: None

Education: Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech.
Skills/Qualifications: We believe Mr. Woolverton’s CEO experience, his board service, and his petroleum engineering background brings a valuable addition to our Board of Directors.

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Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Carla Mashinski
Carla Mashinski joined our Board of Directors on January 1, 2024. Ms. Mashinski is the former Chief Financial and Administrative Officer (CFAO) of Cameron LNG, LLC. Prior to joining Cameron LNG, Ms. Mashinski served as the Chief Financial Officer and VP of Finance and Information Management, North American Operations of Sasol Limited (SSL). Ms. Mashinski has more than 35 years of experience working for a number of diverse energy companies, including Shell Oil Company, Duke Energy, GulfMark Offshore, SBM Offshore, and Sasol Limited. She currently serves as a director and Audit Committee chair of Primoris Services Corporation (PRIM) and BKV Corporation (BKV). On July 1, 2025, Carla joined the board of the private company, Coastal Bend LNG, an emerging U.S. Gulf Coast liquefied natural gas developer positioning itself as a low-carbon LNG producer. She previously served on the boards of Unit Corporation (UNT) and CARBO Ceramics. Ms. Mashinski is a Certified Public Accountant with a Bachelor’s degree in Accounting from the University of Tennessee at Knoxville and an Executive MBA from the University of Texas at Dallas. She was recognized by WomenInc. as one of the Most Influential Corporate Board Directors of 2019; received the 2020 Breakthrough Award from Greater Houston Women’s Chamber of Commerce and 2020 Top 50 Most Powerful Women in Oil and Gas.

Independent Director Age 63 Committees: Audit (Chair) Nominating and Governance Director Since 2024 Other Public Company Boards: Primoris Services Corporation BKV Corporation

Education: Ms. Mashinski is a Certified Public Accountant with a Bachelor’s degree in Accounting from the University of Tennessee at Knoxville and an Executive Master of Business Administration from the University of Texas at Dallas.

Certifications: Ms. Mashinski is NACD Directorship Certified by the National Association of Corporate Directors. She holds a CERT Certification in Cybersecurity Oversight issued by the Software Engineering Institute of Carnegie Mellon University, and Effective AI Oversight for Directors Certificate from Heinz College of Carnegie Mellon University.

Skills/Qualifications: We believe Ms. Mashinski’s oil and gas experience, financial background, and board member service brings diversity, expertise, and knowledge to our Board of Directors.
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Directors Continuing in Office until the 2028 Annual Meeting of Stockholders

Michael C. Kearney
Michael C. Kearney has served as a member of our Board of Directors since July 2018. Mr. Kearney has over 25 years of upstream energy executive and board experience, principally in the oil services sector. Mr. Kearney served as a nonexecutive director of Expro Group Holdings N.V.’s (XPRO) and predecessor company Frank’s International N.V. from 2013 to June 2025. Mr. Kearney served as President and Chief Executive Officer of Frank's from September 2017 until October 2021. Mr. Kearney served on Frank’s Supervisory Board in various roles since 2013 including Chairman (2015-2021), Lead Supervisory Director (2014-2015), Audit Committee member (2013-2017), and Compensation Committee member (2014-2016). Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oilfield services company that was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from September 2009 until June 2013, and served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President-Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s oilfield services experience extends to serving on the board of directors of Core Laboratories Inc. from 2004 until 2017, most recently as its Lead Director, and serving on the board of directors and Audit Committee of Fairmount Santrol from 2015 until its merger with Unimin Corporation in 2018.

Chairman of the Board
Independent Director
Age 77
Committees: Nominating and Governance (Chair)
Director Since 2018
Other Public Company Boards: None .
Education: Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accountancy from the University of Houston.
Skills/Qualifications: Mr. Kearney was selected as a director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Krishna Shivram
Krishna Shivram has served as a member of our Board of Directors since 2017. Mr. Shivram currently serves as Managing Partner of Veritec Capital Partners, a private capital firm focused on making investments in energy technology businesses in addition to decarbonization and energy transition targets. Mr. Shivram also currently serves on the board of directors of Allison Transmission Holdings Inc. (ALSN), a leader in automatic transmission systems for large commercial vehicles and for military uses. In March 2025, Mr. Shivram was appointed as a director to Stem, Inc. (STEM), a global leader in energy transition. Mr. Shivram served as Chief Executive Officer of Sentinel Energy Services Inc., from 2017 to 2020 and director from 2017 to 2023. Mr. Shivram served as the Executive Vice President and Chief Financial Officer of Weatherford International plc (WFRD) from November 2013 to November 2016, and as interim Chief Executive Officer of Weatherford from November 2016 to March 2017, subsequent to which he evaluated potential opportunities prior to joining us. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. (SLB) beginning in January 2011. Prior to his serving as Vice President and Treasurer, Mr. Shivram held a number of senior management positions at Schlumberger, including Controller—Drilling Group from May 2010 to January 2011, Manager—Mergers and Acquisitions from May 2009 to April 2010 and Controller—Oilfield Services from August 2006 to April 2009.

Independent Director
Age 63
Committees: Compensation (Chair) Audit
Director Since 2017
Other Public Company Boards: Allison Transmission Holdings Inc. Stem, Inc.
Education: Mr. Shivram received a Bachelor of Science degree from Sydenham College in India.

Skills/Qualifications: Mr. Shivram is a Chartered Accountant, and we believe that his experience in financial accounting, income taxes and treasury operations, along with a strong background in corporate finance and mergers and acquisitions, bring important and valuable skills to our Board of Directors.

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Director Nominee Highlights
As presented in the chart below, we believe our director nominees and current directors collectively offer a broad range of skills and experiences that strengthen Board oversight and support the Company’s long-term, sustainable growth through effective execution of its strategic plan. The following high-level summary highlights certain key skills, qualifications, and experiences of the director nominees and current directors. It is not intended to reflect the full scope of their contributions.

	Bodden	Woolverton	Mashinski	Kearney	Shivram
Demographics
Age	56	56	63	77	63
Gender	M	M	F	M	M
Ethnic/Gender Diversity (Y/N)	N	N	Y	N	Y
Tenure on This Board (yrs)	5	2	2	8	9
Total # Public Board Commitments (including Ranger)	0	0	3	0	3
Compliance
Independent Director		X	X	X	X
Audit Committee Financial Expert (SEC)		X	X		X
Experience
Public Company CEO	X	X		X	X
Public Company CFO				X	X
Public Company Senior Executive	X	X	X	X	X
Public Company Board Director	X	X	X	X	X
Audit Committee		X	X	X	X
Compensation Committee		X	X	X	X
Nominating and Governance Committee			X	X
Oil and Gas Industry	X	X	X	X	X
International	X		X	X	X
Expertise*
Finance/Accounting		X	X	X	X
Banking			X	X
Operations	X	X		X	X
HSE/Risk Management/Audit	X	X	X		X
Strategic Planning	X	X	X	X	X
M&A Deal Making	X	X	X	X	X
HR/Compensation	X	X			X
Legal/Regulatory Affairs					X
Sales/Marketing/Commercial	X				X
Investor Relations	X	X	X	X	X
Supply Chain Logistics	X				X
*Qualification for Expertise is that we believe the director/nominee served in a role where they extensively used this expertise. Simply managing the function does not qualify unless a direct role was included.
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CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following principal subjects:
•the size of the Board of Directors;
•qualifications and independence standards for the Board of Directors;
•director responsibilities;
•Board leadership;
•meetings of the Board and of non-management directors;
•committee functions and independence of committee members;
•compensation of the Board of Directors;
•self-evaluation and succession planning;
•ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.rangerenergy.com);
•stockholder communications with directors; and
•access to senior management and to independent advisors.
The Corporate Governance Guidelines are posted on the Company’s website at www.rangerenergy.com. The Corporate Governance Guidelines are reviewed annually and any proposed additions to, or amendments of, the Corporate Governance Guidelines will be presented to the Board of Directors for its approval. The Corporate Governance Guidelines were last amended in October 2024.
The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
The Board recognizes its responsibility to evaluate and determine the Company’s leadership structure and provide independent oversight of management. The Board understands its leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.
The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities.
Four out of five of our directors are independent under NYSE rules (Mr. Bodden, as an employee director, is not considered independent), all members of the Company’s Audit Committee are independent under SEC regulations for Audit Committee members, and all members of the compensation committee of the Board (the “Compensation Committee”) and the nominating and governance committee of the Board (the “Nominating and Governance Committee”) are non-employee and independent directors under the applicable NYSE listing standards and SEC regulations for the members of those committees. By meeting in executive sessions on a regular basis, the Company’s independent directors have the opportunity to identify and evaluate issues facing us, engaging in candid dialogue without management being present. The Board reevaluates the efficacy of its leadership structure at least annually.
Identification of Director Candidates
It is the responsibility of the Nominating and Governance Committee of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend
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only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other relevant fields; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.
While the Nominating and Governance Committee does not have a formal policy on diversity, it endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas.
In identifying potential director candidates, the Nominating and Governance Committee solicits recommendations from existing directors and senior management, to be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below under “Stockholder Proposals and Director Nominations for 2027 Annual Meeting of Stockholders.” The Nominating and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.
Communications with the Board of Directors
Stockholders or other interested parties may contact any director, any committee of the Board or our non-management directors as a group, by writing to them c/o Melissa Cougle, Ranger Energy Services, Inc., 10350 Richmond Ave., Suite 550, Houston, Texas 77042. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded, as appropriate, to the members of the Board.
Director Independence
The Company’s standards for determining director independence require the assessment of the directors’ independence each year. A director cannot be considered independent unless the Nominating and Governance Committee and the Board of Directors affirmatively determine that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.
The Nominating and Governance Committee and Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE and have affirmatively determined that Ms. Mashinski and Messrs. Kearney, Shivram, and Woolverton are independent under such standards.
In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that: (i) Ms. Mashinski and Messrs. Kearney, Shivram, and Woolverton are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee; (ii) Ms. Mashinski and Mr. Kearney are independent under the standards set forth by the NYSE applicable to members of the Nominating and Governance Committee; and (iii) Messrs. Shivram, and Woolverton are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.
Financial Literacy of Audit Committee and Designation of Financial Experts
The Nominating and Governance Committee of the Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that Ms. Mashinski and Mr. Shivram satisfy the definition of “audit committee financial expert” as defined by the SEC. During the year ended December 31, 2025, the members of the Audit Committee were Ms. Mashinski (Chairman), Messrs. Shivram and Woolverton.
Oversight of Risk Management
The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:
•oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that could cause the Company to fail to achieve its strategic goals;
•reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;
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•oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;
•monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.
The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for overseeing enterprise risk management, including cybersecurity. Management is responsible for the day-to-day management of cybersecurity risks and regularly reports to the Audit Committee and the Board regarding the Company’s cybersecurity posture, including threat monitoring, incident response readiness, and risk mitigation initiatives. The Company maintains processes designed to identify, assess, and manage material cybersecurity risks, including through the use of internal resources and, as appropriate, third-party service providers. The Company’s cybersecurity program includes administrative, technical, and physical safeguards intended to protect its systems and data, as well as employee training and awareness programs. The Company also maintains incident response procedures designed to address cybersecurity events in a timely manner. These processes are integrated into the Company’s overall enterprise risk management framework.
The Company’s Compensation Committee is responsible for overseeing the Company’s overall compensation programs and policies for employees as they relate to risk management and risk-taking initiatives.
Stock Ownership and Retention Guidelines for Officers and Directors
The Board adopted Stock Ownership and Retention Guidelines in October 2024 for Directors (at five times the annual director cash retainer payment) and Named Executive Officers (at three times base salary). Stock ownership levels must be achieved within five years of the adoption of the guidelines or within five years of the individual’s first appointment, whichever is later.

Compensation Recovery (Clawback) Policy
The Company has adopted a compensation recovery policy (the “Clawback Policy”) in accordance with applicable SEC rules and NYSE listing standards. The Clawback Policy provides for the recovery of certain incentive-based compensation received by current and former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws.
The amount of compensation subject to recovery generally includes the excess of incentive-based compensation received over the amount that would have been received based on the restated financial results, as determined in accordance with the Clawback Policy. The Company intends to administer the Clawback Policy in accordance with applicable law and the requirements of the NYSE. The Clawback Policy was filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Employee, Officer and Director Insider Trading Policy and Hedging
The Company has an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities that applies to all personnel, including directors, officers, employees, and certain other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Under the Company’s Insider Trading Policy, no director, officer or employee may engage in hedging or monetization transactions, whether direct or indirect, involving the Company’s securities. Additionally, any such activities are prohibited regardless of whether they are in possession of material or non-public information. Transactions involving derivative securities, whether or not entered into for hedging or monetization purposes, may also create the appearance of impropriety in the event of any unusual activity in the underlying equity security.
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Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. Five of the six members of the Board attended the 2025 Annual Meeting last year. We anticipate that a majority of our directors will attend the 2026 Annual Meeting.
MEETING ATTENDANCE AND COMMITTEES OF THE BOARD
The Board of Directors held seven meetings and its independent directors met in executive session three times during 2025. During 2025, our directors attended 99% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which each director served.
Directors are expected and encouraged to attend the Company’s annual meeting of stockholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
Under the Company’s Corporate Governance Guidelines, Mr. Kearney, as Chairman of the Board, will preside at, and is responsible for preparing an agenda for, the meetings of the independent directors in executive session.
The Board of Directors currently have three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
The Board of Directors, Audit Committee, Compensation Committee, and Nominating and Governance Committee each expect to meet a minimum of four times per calendar year in 2026 and in future years.
Audit Committee. During the year ended December 31, 2025, the members of the Audit Committee were Ms. Mashinski, Messrs. Shivram and Woolverton. The Audit Committee held four meetings during 2025. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements, and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks.
Compensation Committee. During the year ended December 31, 2025, Messrs. Shivram, Woolverton and Agee served as members of the Compensation Committee. Mr. Agee resigned from the Board on September 19, 2025. The Compensation Committee held four meetings during the fiscal year ended December 31, 2025. Additional information regarding the functions performed by the Compensation Committee and its membership, as well as the Compensation Committee’s authority to delegate its responsibility to one or more subcommittees, is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Compensation Committee reviews and approves all compensation of directors and executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company and administers all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company. The Compensation Committee has the authority to hire a compensation consultant to assist the committee in fulfilling its duties. Meridian Compensation Consultants, LLC (“Meridian”) served as our Compensation Consultant for 2025. Meridian is engaged by and reports directly to the Compensation Committee and advises the Compensation Committee on various executive compensation matters, including by conducting peer reviews, assessing the total compensation of the Company’s executive officers and all exempt-level employees, reviewing the Company’s annual incentive program and long-term incentive plan, assessing director compensation relative to the market, providing market research data analysis and survey information and preparing a report to the Compensation Committee. During 2025, Meridian was determined to be independent under the applicable NYSE independence standards. The Compensation Committee periodically invites the Company’s CEO (also a member of the Board) and Vice President of Human Resources to observe discussions between Meridian and the Compensation Committee, and the CEO and Vice President of Human Resources provide performance input and historical compensation data about the Company’s Executive Vice President & CFO and Executive Vice President, Well Services when requested by the Compensation Committee. The Company’s management does not otherwise play any role in the determination of the amount or form of executive compensation, and it does not play any role in the determination of director compensation.
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Nominating and Governance Committee. During the year ended December 31, 2025, Messrs. Kearney (Chairman), Agee, and Ms. Mashinski served as members of the Nominating and Governance Committee. Mr. Agee resigned from the Board on September 19, 2025. The Nominating and Governance Committee was appointed by the Board of Directors in 2021 to assist in fulfilling the Board of Directors’ oversight responsibilities. The Nominating and Governance Committee held four meetings during the fiscal year ended December 31, 2025. Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the “Nominating and Governance Committee Charter” that is posted on the Company’s website at www.rangerenergy.com.
The Nominating and Governance Committee, amongst other responsibilities, identifies individuals qualified to be members of the Board of Directors and to recommend to the Board director nominees for the next annual meeting of stockholders, advises the Board about the appropriate composition of the Board and its Committees, recommends to the Board the directors to serve on each outstanding Committee, and oversees the development and implementation of management’s succession planning.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer who served on our Board or our Compensation Committee and participated in deliberations of the Board or the Compensation Committee concerning executive officer compensation. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
DIRECTOR COMPENSATION
2025 Director Pay Components
Each non-employee director receives an annual base cash retainer of $75,000 for his or her service. The Chairman of the Board, the chairs of each committee, and the members of each committee receive additional retainers for their services. All cash retainers are paid in advance on a quarterly basis. Our non-employee directors are also reimbursed for certain reasonable expenses in connection with their services to us.
In 2025, Meridian, our compensation consultant, conducted a competitive market analysis of non-employee director compensation and recommended an increase in the compensation and pay mix between cash and equity. Based on this analysis, the Compensation Committee recommended, and the Board approved certain increases to our non-employee director compensation. Effective July 24, 2025, the additional retainers increased to the following amounts: Chairman of the Board ($80,000); Audit Committee Chair ($20,000); and Compensation Committee Chair ($15,000). An increase in the amount of restricted stock units (“RSUs”) was also approved from $100,000 to $125,000.
The following sets forth the compensation structure for our non-employee directors for 2025:

	Effective 1/1/2025 - 7/23/2025		Effective 7/24/2025 - 12/31/2025
Description of Fees	Annualized Cash Compensation ($)	Annualized Equity Compensation ($)	Annualized Cash Compensation ($)	Annualized Equity Compensation ($)
Base Retainer	$75,000	—	$75,000	—
Chairman of the Board	$30,000	—	$80,000	—
Audit Committee Chair	$15,000	—	$20,000	—
Compensation Committee Chair	$10,000		$15,000
Other Committee Chairs	$10,000	—	$10,000	—
Committee Member	$5,000	—	$5,000	—
Restricted Stock Unit(1)	—	$100,000	—	$125,000
(1)     The directors may elect within 30 days of the grant date to have their RSUs settled in (1) 100% stock or (2) 70% stock and 30% cash (in which case the cash portion of the award is referred to as a “Restricted Cash Unit” or “RCU”) once such RSUs vest.

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2025 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Chairman of the Board	Committee Chair	Committee Member	Stock Awards (2) ($)	All Other Compensation(3)	Total ($)
Krishna Shivram	75,000		12,500	5,000	125,000	1,968	219,468
Michael C. Kearney	75,000	55,000	10,000		125,000	1,968	266,968
Carla Mashinski	75,000		17,500	5,000	125,000	3,074	225,574
Sean Woolverton	75,000			10,000	125,000	3,074	213,074
Brett T. Agee (4)	56,250			7,500	—	1,968	65,718
(1)    Represents the director cash retainer payments made during 2025.
(2)    Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for RSUs granted to our independent directors in 2025, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. On July 24, 2025, each of Messrs. Shivram, Kearney, Woolverton, and Agee and Ms. Mashinski were granted 10,712 RSUs; these RSUs had a fair value of $11.67 per share, which amount is based on the closing price of one share of our Class A Common Stock on the date prior to the Compensation Committee’s approval of the grant. For further discussion of the respective awards, please see “Note 11 — Equity - Equity Based Compensation,” of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2025. The following table shows the aggregate number of stock awards outstanding for each director as of December 31, 2025.

Name	Restricted Stock Units Outstanding as of December 31, 2025	Restricted Cash Units Outstanding as of December 31, 2025	Total Awards Outstanding as of December 31, 2025
Krishna Shivram	10,712	—	10,712
Michael C. Kearney	7,498	3,214	10,712
Carla Mashinski	7,498	3,214	10,712
Sean Woolverton	7,498	3,214	10,712
Brett T. Agee (4)	—	—	—
(3)    Accrued dividends paid on RSUs vested during 2025.
(4)    Mr. Agee resigned from our Board of Directors on September 19, 2025 and therefore did not receive his cash retainer for the fourth quarter and forfeited the RSUs granted to him on July 24, 2025.
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PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2025, was completed by Grant Thornton on March 5, 2026.
The Board of Directors is submitting the appointment of Grant Thornton for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm. The Company expects representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.
Audit and Other Fees
The table below presents the aggregate fees billed by Grant Thornton in 2025 and 2024, the Company’s independent registered public accounting firm for each respective year, for services provided in the last two fiscal years:

	2025	2024
Audit Fees (1)	$1,044,894	$916,785
Audit-Related Fees	—	–
Tax Fees	—	–
All Other Fees (2)	172,939	–
Total	$1,217,833	$916,785
_______________________________________________
(1)     The audit fees consist of the aggregate fees paid for professional services rendered for (i) the audit of our annual financial statements included in our 2025 Annual Report on Form 10-K, (ii) a review of financial statements included in our Quarterly Reports on Form 10-Q, and (iii) professional services rendered for the Form 8-K, Form 8-K/A, and Form S-3 filed in relation to the acquisition of AWS.
(2)    All other fees are comprised of professional services rendered by Grant Thornton related to nonrecurring miscellaneous services.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton’s audit, audit-related, tax and other services. For the year ended December 31, 2025, the Audit Committee pre-approved all of the audit services described above.
Vote Required
Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST this Proposal. Broker non-votes are not taken into account in determining the outcome of this Proposal

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as the independent registered public accounting firm
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AUDIT COMMITTEE REPORT
The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of October 23, 2024, which is reviewed annually.
Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independence and performance of our independent registered public accounting firm, and (iv) enterprise risk management and cybersecurity.
The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our 2025 Annual Report on Form 10-K including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our 2025 Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Carla Mashinski, Chair of the Audit Committee Krishna Shivram, Member Sean Woolverton, Member
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EXECUTIVE COMPENSATION
The following discussion relates to the compensation of the individuals who served as our principal executive officer (“PEO”) and our two other most highly compensated executive officers, as determined under the rules of the SEC, based on compensation paid to or earned by such individuals for the fiscal year ended December 31, 2025. We are currently considered a “smaller reporting company” (as such term is defined in Item 10(f) of Regulation S-K) for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the executive compensation disclosure rules in Item 402(l)-(r) of Regulation S-K applicable to smaller reporting companies. Further, our reporting obligations generally extend only to the individuals who served as our PEO and our two other most highly compensated executive officers during fiscal year 2025, as there were no other individuals who stopped serving as an executive prior to the end of the fiscal year 2025 that otherwise would have been one of the two most highly compensated executive officers other than the PEO. For the fiscal year ending December 31, 2025, these individuals are referred to as our “Named Executive Officers” or “NEOs,” as set forth below. The following sections provide compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
Executive Officers
In accordance with the foregoing, our NEOs for fiscal year 2025 were:

Name	Age	Current Principal Position
Stuart N. Bodden	56	President, Chief Executive Officer and Director
Melissa Cougle	49	Executive Vice President and Chief Financial Officer
J. Matthew Hooker	62	Executive Vice President, Well Services
Stuart N. Bodden—President, Chief Executive Officer and Director. Stuart Bodden has served as our President and Chief Executive Officer since September 2021. Mr. Bodden has over 20 years of experience in various executive roles in the oil and gas industry. Prior to joining the Company in September 2021, Mr. Bodden was President and Chief Executive Officer at Express Energy Services in Houston from 2016 to 2021. Mr. Bodden served as President Director for Pacific Oil and Gas in Singapore, which was later purchased by Pacific Energy Corporation Limited, from February 2010 to January 2012, where he led the upstream business and oversaw production and development of oil and gas assets, coal exploration in Sumatra and the creation of a new power business. Mr. Bodden was a Partner at McKinsey & Company in the Houston and Singapore offices, where he led projects in the oilfield services and upstream oil and gas sectors during his 10+ year tenure. He currently serves on the boards of directors of BioSqueeze Inc. and Bridger Photonics. Mr. Bodden received his Bachelor of Science degree from Brown University and his Master of Business Administration from The University of Texas, Austin.
Melissa Cougle—Executive Vice President and Chief Financial Officer. Melissa Cougle has served as our Executive Vice President and Chief Financial Officer since February 2025 and had the title of Chief Financial Officer from June 2022 to February 2025. Ms. Cougle has over 20 years of finance leadership experience in the energy and oilfield services industry, including CFO roles at Frank’s International N.V. (now Expro Group Holdings N.V.) from May 2019 to November 2021 and National Energy Services Reunited Corp. (NESR). Prior to her CFO roles, Ms. Cougle served in a variety of leadership roles at Ensco plc, and its predecessor organization, Pride International, for 13 years from 2005 to 2018 some of which included Vice President-Treasurer, Vice President-Integration, Director of Internal Audit, and Director of Finance and Administration. She currently serves on the board of Tidewater Incorporated (TDW) where she is Chair of the Audit Committee and a member of the Safety and Sustainability Committee as well as serving on the advisory board of the Energy Workforce & Technology Council. She brings a deep public company finance background including strategic planning, accounting, financial analysis, public company reporting and internal financial controls. Ms. Cougle received her Bachelor of Science degree from Louisiana State University and is a Certified Public Accountant. Ms. Cougle also holds her Directorship Certification from the National Association of Corporate Directors as well as an accreditation in Cybersecurity Oversight.
J. Matthew Hooker—Executive Vice President, Well Services. J. Matthew Hooker has served as our Executive Vice President, Well Services since February 2025 and had the title of Senior Vice President, Well Services from November 2018 to February 2025. He also served as our Chief Operating Officer from April 2017 to November 2018. Mr. Hooker served as the Senior Vice President of Business Development at Express Energy Services from July 2015 until January 2017, and as the Senior Vice President of Drilling Services from January 2012 to July 2015. Previously, Mr. Hooker worked at Latshaw Drilling as Vice President of Operations. Prior to that, he served as the North American Regional/Country Manager for Saxon Drilling LP. Mr. Hooker began his career at Nabors Well Services LTD, where he held various positions culminating as Vice President of US Operations.

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Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary (1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Stuart N. Bodden	2025	639,423	520,232	2,534,702	28,428	3,722,785
President, Chief Executive Officer and Director	2024	564,808	354,962	2,006,053	23,678	2,949,501

Melissa Cougle	2025	447,885	370,174	877,417	20,115	1,715,591
Executive Vice President and Chief Financial Officer	2024	412,000	281,634	706,899	12,320	1,412,853

J. Matthew Hooker	2025	367,596	215,604	626,699	19,503	1,229,402
Executive Vice President, Well Services	2024	318,885	145,721	458,412	16,590	939,608
    ______________________________________________
(1)    Represents base salary earned during the respective fiscal year.
(2)    Represents one-time cash bonuses earned during the applicable fiscal year under the Company’s Management Incentive Program (“MIP”).
(3)     Represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for the respective year. The Company granted performance-based restricted stock units (referred to as “Performance Stock Units” or “PSUs”) and restricted stock awards (“RSAs”) during 2024 and PSUs and RSUs during 2025. The amounts reflected in this column represent the grant date fair value of the PSUs, RSAs, and RSUs granted to the NEOs pursuant to the Ranger Energy Services, Inc. Amended and Restated 2017 Long Term Incentive Plan (the “Ranger Amended and Restated LTIP”), computed in accordance with FASB ASC Topic 718. The value of the 2025 PSU awards on the grant date, assuming achievement of the maximum performance level of 200% would be: Mr. Bodden — $2,872,089; Ms. Cougle — $994,211; and Mr. Hooker — $710,122. For further discussion of the respective awards, please see Note 11 — Equity - Equity Based Compensation of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2025 and “—Outstanding Equity Awards at 2025 Fiscal Year-End” below.
(4)    The below table presents details regarding all other compensation that was provided to our NEOs during 2025.

	Life Insurance Premiums	Company Contributions to 401(k) Plan	Dividends/ Dividend Equivalents	Totals
Stuart N. Bodden	$258	$14,000	$14,170	$28,428
Melissa Cougle	$90	$13,662	$6,363	$20,115
J. Matthew Hooker	$396	$14,000	$5,107	$19,503

RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |19

Pay versus Performance Table
The following table summarizes, with respect to our NEOs, information relating to compensation paid to our NEOs in comparison to certain Company performance metrics during the fiscal years ended December 31, 2025, 2024 and 2023.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation actually paid to PEO ($)(1)(3)	Average Summary Compensation Table for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(5)	Net Income ($) (in Millions)	Adjusted EBITDA ($) (in Millions)
2025	3,722,785	1,677,594	1,472,497	732,618	131.88	99.76	12.3	73.2
2024	2,949,501	5,869,951	1,176,231	2,030,052	143.32	73.18	18.4	78.9
2023	2,905,535	2,408,677	1,142,408	886,456	93.82	78.22	23.8	84.4
______________________________________________
(1)     The PEO for each year represents Stuart N. Bodden.
(2)     The Non-PEO NEOs for each year represents Melissa K. Cougle and J. Matthew Hooker.
(3)    Deductions from, and additions to, the total compensation of the PEOs and non-PEO NEOs as reflected in the 2025, 2024, and 2023 Summary Compensation Table by year to calculate Compensation Actually Paid consist of the following. As the NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.
(4)     The Company calculates TSR with a base investment of $100, including reinvestment of dividends, in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation S-K, which is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each 2025, 2024 and 2023, respectively.
(5)    Peer Group TSR represents the cumulative TSR of the Company’s predefined peer group, as described under “—Additional Narrative Disclosures—Performance Stock Units,” with a base investment of $100, including reinvestment of dividends, in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation S-K, which is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each 2025, 2024 and 2023, respectively.

	2025		2024		2023
	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Average Non-PEO NEOs	Stuart N. Bodden	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$3,722,785	$1,472,497	$2,949,501	$1,176,231	$2,905,535	$1,142,408
Adjustments for Equity Awards
Deduction of Amount reported in the “Stock Awards” columns in the Summary Compensation Table	(2,534,702)	(752,058)	(2,006,053)	(582,656)	(2,016,322)	(592,067)
Add Year-end fair value of outstanding and unvested awards granted in the covered year	1,463,055	434,095	3,469,635	1,014,032	2,049,126	586,633
Add Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(10,357)	(1,806)	358,713	41,050	(519,448)	(247,530)
Add Year-over-year difference of year-end fair values for unvested awards granted in prior years	(963,187)	(420,110)	1,098,155	381,395	(10,214)	(2,988)
Add Fair values at vest date for awards granted and vested in current year	—	—	—	—	—	—
Add Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	—
Total Adjustments for Equity Awards	(2,045,191)	(739,879)	2,920,450	853,821	(496,858)	(255,952)
Compensation Actually Paid (as calculated)	$1,677,594	$732,618	$5,869,951	$2,030,052	$2,408,677	$886,456

RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |20

Compensation Actually Paid and Company Performance
The graphs below provide an illustration of the relationship between the Compensation Actually Paid to our PEO and the average of the Compensation Actually Paid to our Non-PEO NEOs and (i) Company TSR and (ii) Adjusted EBITDA for the fiscal years ended December 31, 2025, 2024, and 2023.
TSR amounts reported in the graph below assume an initial fixed investment of $100, including reinvestment of dividends, if such amount were invested on December 31, 2022.

Compensation Actually Paid vs Company Performance (in millions)
Adjusted EBITDA / TSR
175
150
125
100
75
50
Compensation Actually Paid
7
6
5
4
3
2
1
0
2023
2024
2025
Comp Actually Paid to PEO
Avg Comp Actually Paid to Non-PEO NEOs
TSR
Adjusted EBITDA

Net Income
Compensation Actually Paid
36
30
24
18
12
6
7.5
6
4.5
3
1.5
0
2023
2024
2025
Comp Actually Paid to PEO
Avg Comp Actually Paid to Non-PEO NEOs
Net Income

RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |21

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

	Stock Awards(1)
Name	Number of Shares or Units of Stock that have not Vested (#) (2)(3)	Market Value of Shares or Units of Stock that have not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(5)
Stuart N. Bodden
Performance Stock Units	—	—	306,148	4,279,949
Restricted Stock Awards	55,656	778,071	—	—
Restricted Stock Units	45,999	643,066	—	—

Melissa Cougle
Performance Stock Units	—	—	110,188	1,540,428
Restricted Stock Awards	20,358	284,605	—	—
Restricted Stock Units	15,923	222,604	—	—

J. Matthew Hooker
Performance Stock Units	—	—	71,026	992,943
Restricted Stock Awards	14,170	198,097	—	—
Restricted Stock Units	11,373	158,995	—	—
_______________________________________________
(1)    The amounts in this table reflect all outstanding PSUs, RSAs, and RSUs held by our NEOs as of December 31, 2025 as described further under “—Additional Narrative Disclosures—Performance Stock Units”, “—Additional Narrative Disclosures—Restricted Stock Awards,” and “—Additional Narrative Disclosures—Restricted Stock Units.”
(2)    Represents time-vested RSAs granted in calendar years 2023 and 2024 that generally vests annually in one-third increments beginning on the initial vesting date shown below:

Name	Unvested Shares	Initial Vesting Date
Stuart N. Bodden	16,819	3/15/2024
	38,837	3/14/2025
Melissa Cougle	6,117	3/15/2024
	14,241	3/14/2025
J. Matthew Hooker	4,266	3/15/2024
	9,904	3/14/2025
(3)    Represents time-vested RSUs granted in calendar year 2025 that generally vest annually in one-third increments beginning on the first anniversary of the grant date.
(4)    Represents Performance Stock Units granted in calendar years 2023, 2024 and 2025, which are subject to a three-year performance period ending on December 31, 2025, December 31, 2026, and December 31, 2027 respectively. The actual number of Performance Stock Units that are earned will be determined in a Board meeting subsequent to the end of each respective performance period based on our total stockholder return relative to the total stockholder return of each member of a predefined peer group as described further under “—Additional Narrative Disclosures—Performance Stock Units.”
(5)    The amounts reflected in these columns represent the market value of the PSUs, RSAs, and RSUs, as applicable, held by the NEOs as of December 31, 2025, which was computed based on the closing price of our Class A Common Stock on December 31, 2025 (the last trading day of 2025), which was $13.98 per share. Assumes target-level payout of PSUs.
Additional Narrative Disclosures
Base Salary
Each NEO’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on his or her position and responsibility. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |22

job responsibilities and in connection with each review, our Board considers individual and company performance over the course of the applicable year.
During 2025, our NEOs who were serving as of December 31, 2025 had the following annualized base salaries: (i) Mr. Bodden—$650,000, (ii) Ms. Cougle—$450,000 and (iii) Mr. Hooker—$375,000.
Cash Bonuses
Our NEOs are eligible to receive bonuses under the MIP which was established on February 4, 2019, and last amended on March 30, 2022. The MIP is comprised of annual targets and weighting with respect to certain performance metrics recommended by the Compensation Committee and approved by the Board of Directors during its fourth quarter meeting each year. The MIP is intended to recognize the NEOs’ significant contributions and aid in our retention efforts. Our Compensation Committee assesses the performance of each NEO against the established targets at the end of each fiscal year and recommends bonus payouts under the MIP to the Board for final approval.
The Compensation Committee approved the following performance metrics in which the NEOs MIP awards for fiscal year 2025 were based on:
•Adjusted EBITDA-Capex - 70%
•Initiatives - 20%; and
•Total Recordable Incident Rate (“TRIR”) - 10%

The Compensation Committee approved the following MIP targets for fiscal year 2025:

NEO	Annual Target (as a % of base salary)
Stuart N. Bodden	100%
Melissa Cougle	100%
J. Matthew Hooker	75%
For fiscal years ended December 31, 2025 and 2024, our NEOs were eligible to receive bonuses under the MIP, with earned bonuses in respect of the applicable fiscal year reflected in the Summary Compensation Table.
Long-Term Incentive Plan
The Company offers a long-term incentive plan, the Ranger Amended and Restated LTIP as part of its comprehensive employee compensation strategy. The Ranger Amended and Restated LTIP is designed to align the interests of employees, executives, and directors with those of the company’s shareholders, fostering long-term growth and value creation. Various types of awards can be granted under the LTIP including stock options, stock appreciation rights, RSAs, RSUs, RCU, PSUs, dividend equivalents, other stock-based awards, cash awards and substitute awards. The types of awards granted to our NEOs are described below in more detail. The vehicle mix for the long-term incentive plan for 2025 was 65% PSUs and 35% RSUs.

Performance Stock Units
PSUs were granted under the Ranger Amended and Restated LTIP to Messrs. Bodden and Hooker and Ms. Cougle during calendar years 2022, 2023, 2024 and 2025. For the PSUs granted in 2022 and settled in 2025, the value of the PSU grants was approximately 75% of base salary for Mr. Bodden and 50% of base salary for each Ms. Cougle and Mr. Hooker. For PSUs granted in 2023 and 2024, the target value of the PSU grants to Mr. Bodden, Mr. Hooker, and Ms. Cougle was approximately 200%, 80%, and 100%, respectively, of each NEO’s base salary. In 2025, the target value of the PSU grants to Mr. Bodden, Mr. Hooker, and Ms. Cougle was approximately 228%, 98%, and 114%, respectively.
Each PSU represents one share of the Company’s Class A Common Stock and is earned based on performance over a three-year performance cycle, which ended or will end on (i) December 31, 2024 for the PSUs granted in the calendar year 2022 (the “2022 PSUs”), (ii) December 31, 2025 for the PSUs granted in the calendar year 2023 (the “2023 PSUs”), (iii) December 31, 2026 for PSUs granted in the calendar year 2024 (the “2024 PSUs”), and (iv) December 31, 2027 for PSUs granted in the calendar year 2025 (the “2025 PSUs”). Upon completion of the applicable three-year performance cycle, our Board of Directors will determine final payout levels, and Class A Common Stock will be distributed to each of the NEOs. Performance is based on TSR of the Company in comparison measured in terms of (a) the Company’s absolute growth (“absolute TSR” or “ATSR”) and (b) the Company’s relative growth as compared to the applicable Peer Group (“relative TSR” or “RTSR”). Each of the two performance measures, ATSR and RTSR, is weighted equally in determining the earned award.
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The absolute TSR performance metric compares the dividend-adjusted volume-weighted average price (the “VWAP”) of the Company’s shares for the first 30 consecutive trading days immediately preceding the beginning of the applicable performance period (i.e., $10.42, $10.56, $10.20, and $15.83 for 2022 PSUs, 2023 PSUs, 2024 PSUs, and 2025 PSUs, respectively) with that of the Company’s shares for the last 30 consecutive trading days of the performance period. No PSUs subject to the ATSR performance metric will vest if ATSR is below 10% (or, in the case of the 2024 “floor” awards, if the VWAP for the last 30 consecutive trading days of the performance period is less than $14.50). If a threshold of 10% growth is achieved, then 25% of the PSUs subject to the ATSR performance metric will vest. If the 2023 PSUs and 2024 PSUs reach 50% growth, then 100% of the PSUs subject to the ATSR performance metric will fully vest. Likewise, if the 2025 PSUs achieve 40% growth, 100% of the PSUs subject to the ATSR performance metric will vest. A maximum payout of 200% of the PSUs subject to the ATSR performance metric will vest if 75% growth is achieved.
The relative TSR performance metric compares the Company’s TSR with the TSR of the Company’s “Peer Group” (as described below and, in each case, as adjusted for dividends). No PSUs subject to the RTSR performance metric will vest if the Company’s RTSR ranking is below the 30th percentile (or, in the case of the 2024 “floor” awards, if the VWAP for the last 30 consecutive trading days of the performance period is below $14.50). If the 30th percentile is achieved, then 50% of the PSUs subject to the RTSR performance metric will vest. If the 50th percentile is achieved, then 100% of the PSUs subject to the RTSR performance metric will vest. A maximum payout of 200% of the PSUs subject to the RTSR performance metric will vest if the 100th percentile is achieved; provided, however, that the maximum payout for the RTSR performance metric will be 100% if (i) the VWAP for the last 30 consecutive trading days of the performance period is at least 15% lower than the Company’s VWAP for the first 30 consecutive trading days of the performance period (in the case of the 2023 and 2024 awards), or (ii) if the dividend-adjusted stock price falls below $12.33 per share (in the case of the 2023 “floor” awards).
The Peer Groups to which the Company’s RTSR performance was compared to or will be compared for each of the PSUs are as follows:
•With respect to the 2022 PSUs, the Peer Group included: Dril-Quip, Inc.(1), Exterran Corporation, KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., NCS Multistage Holdings, Inc., Newpark Resources, Inc.(2), RPC, Inc., Select Energy Services, Inc.(3), Solaris Oilfield Infrastructure, Inc.(4), and U.S. Well Services, Inc.
•With respect to the 2023 PSUs, the Peer Group includes: Dril-Quip, Inc.(1), ProPetro Holding Corp., KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., Nine Energy Services Holdings, Inc., Newpark Resources, Inc.(2), RPC, Inc., Select Energy Services, Inc.(3), Solaris Oilfield Infrastructure, Inc.(4), and Oil States International, Inc.
•With respect to the 2024 PSUs, the Peer Group includes: Dril-Quip, Inc.(1), ProPetro Holding Corp., KLX Energy Services Holdings, Inc., Mammoth Energy Services, Inc., Nine Energy Services Holdings, Inc., Newpark Resources, Inc.(2), RPC, Inc., Select Water Solutions, Inc., Solaris Oilfield Infrastructure, Inc.(4), and Oil States International, Inc.
•With respect to the 2025 PSUs, the Peer Group includes: Innovex International, Inc., ProPetro Holding Corp., KLX Energy Services Holdings, Inc., Nine Energy Service, Inc.(5), RPC, Inc., Select Water Solutions, Inc., Solaris Energy Infrastructure, Inc., Oil States International, Inc., DMC Global, Inc., Core Laboratories, Inc., Drilling Tools International Corporation, Forum Energy Technologies, Inc., NPK International, Inc., Smart Sand, Inc., and Tetra Technologies, Inc.
(1)    Merged with Innovex International, Inc. in 2024
(2)     Changed name to NPK International, Inc. in December 2024
(3)     Changed name to Select Water Solutions, Inc. in May 2023
(4)    Changed name to Solaris Energy Infrastructure, Inc. in September 2024
(5)    Filed for bankruptcy on February 1, 2026 and emerged from bankruptcy on March 5, 2026

In the event of a change in control during the performance cycle followed by a NEO’s termination of employment without cause within two years following such change in control (and during the performance cycle), all unvested PSUs become fully vested at the target level. If a NEO experiences a termination of employment due to death or disability during the performance cycle, then all of the outstanding PSUs will become fully vested on such date at the target level.
PSU Amendments
PSUs granted pursuant to the Ranger Amended and Restated LTIP in 2022, 2023 and 2024 to certain key employees (including to each of our NEOs) were subject, in part, to the achievement of an ATSR performance measure, as provided in the applicable form of Performance Stock Unit Award Incentive Agreement (the “PSU Agreement”). The Compensation Committee developed the ATSR performance measure at a time when the Company was not paying dividends to its
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |24

shareholders and, accordingly, the PSU Agreement did not specifically reference dividends paid when calculating ATSR. In contrast, the Compensation Committee contemplated that our “Peer Company” (as defined in the PSU Agreement) may pay dividends and, accordingly, the PSU Agreement specifically referenced Peer Company dividends paid when calculating the RTSR performance measure.
In connection with the Compensation Committee’s annual review of executive compensation matters (including in the context of the fact that the Company declared its first dividend in 2023), the Compensation Committee discovered the unintentional inconsistency between the treatment of dividends under the Company’s ATSR and RTSR equity-related performance metrics under the Ranger Amended and Restated LTIP and determined that ATSR- and RTSR-related awards should be treated consistently as to dividends. In conjunction therewith, the Compensation Committee approved an amendment to the form PSU Agreements to provide that the ATSR measure will be based on the Company’s stock price plus any dividends paid during the applicable performance period (the “PSU Amendment”), consistent with customary, market practice of including dividends when calculating ATSR. The PSU Amendment applies to all current and future grants of PSUs, including those granted in 2022, 2023, and 2024. The Committee believes that the PSU Amendment furthers the Company’s pay for performance philosophy, aligns the PSUs with the Committee’s original intent of measuring performance based on TSR, and bolsters the retention value of the PSUs.
The PSU Amendment results in an incremental benefit of less than $30,000 to each NEO with respect to the PSUs granted in 2022 and 2023. The amounts payable with respect to the PSUs granted in 2024 are dependent upon future performance. As the performance period for the 2024 grant is still ongoing, it is not possible to reasonably estimate amounts payable thereunder at this time. Regardless, the related annual accounting expense to the Company as a result of the PSU Amendment is immaterial.
Restricted Stock Units
RSUs were granted to Messrs. Bodden and Hooker and Ms. Cougle during calendar year 2025. The target value of the RSUs granted to Messrs. Bodden and Hooker and Ms. Cougle were approximately 122%, 53%, and 61%, respectively, of each NEO’s total base salary. Each RSU represents one share of the Company’s Class A Common Stock and such shares, subject to time-based vesting and are contingent upon continued service with the Company. The RSUs will generally vest in equal annual installments on the first three anniversaries of the applicable date of grant. Each RSU that is granted is granted with a corresponding dividend equivalent that vests or is forfeited on the same date as the corresponding RSU.
Restricted Stock Awards
RSAs were granted to Messrs. Bodden and Hooker and Ms. Cougle during calendar years 2024 and 2023. In each year, the target value of the RSAs granted to Messrs. Bodden and Hooker and Ms. Cougle were approximately 100%, 45%, and 50%, respectively, of each NEO’s total base salary. Each RSA represents one share of the Company’s Class A Common Stock and such shares are subject to time-based vesting and are contingent upon continued service with the Company. The RSAs will generally vest in equal annual installments on the first three anniversaries of the applicable date of grant. Each grant of Restricted Stock is granted with a corresponding dividend that vests or is forfeited on the same date as the corresponding Restricted Stock grant.
If a NEO’s employment is terminated without cause or the NEO resigns for good reason, then all unvested shares of RSAs that would have vested on or before the first anniversary of the applicable date of termination (assuming that the NEO had remained employed through such date) immediately become vested as of the NEO’s date of termination. If a NEO experiences a termination of employment due to death or disability, then all unvested shares of RSAs become fully vested. If a NEO is terminated for any other reason, all unvested shares of RSAs are forfeited.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2025, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information. More broadly, the Company has never awarded stock options (or similar awards).
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |25

Other Benefits
We offer participation in broad-based retirement and health and welfare plans to all of our employees. We maintain a plan (the “401(k) Plan”) intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended, where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future. Under the 401(k) Plan, the Company provides a limited match of employee contributions, including NEO contributions as follows:

Employee Contribution (% of Salary)	Company Matching Contribution
1%	1%
2%	2%
3%	2.5%
4%	3%
5%	3.5%
6%	4%
Severance Benefits
On July 24, 2025, the Board, upon a recommendation by the Compensation Committee, adopted an executive severance plan, the Ranger Energy Services, Inc. Executive Severance Plan (the “Executive Severance Plan”), effective July 24, 2025, intended to, among other things, better enable the Company to attract and retain highly qualified executives. The severance benefits provided under the Executive Severance Plan supersede and entirely replace the severance benefits provided under any existing employment agreements.
All executive officers of the Company are eligible to participate in the Executive Severance Plan. To become a participant, an eligible executive must execute a participation agreement and return such participation agreement to the Company. Each NEO has executed a participation agreement and participates in the Executive Severance Plan.
Under the Executive Severance Plan, participants are eligible to receive severance benefits following a termination without “cause” or for “good reason” not in connection with a “change in control” and in connection with a “change in control” and following a termination due to death or disability not in connection with a “change in control.” A termination is considered to be in connection with a change in control if the termination occurs within three months prior to or two years after a change in control (the “Change in Control Period”).
In the event that any participant’s employment is terminated without cause or for good reason outside of the Change in Control Period, such participant shall receive:
•a cash amount equal to the applicable severance multiplier (for the Chief Executive Officer and Executive Vice Presidents, 1x, and for Senior Vice Presidents and Vice Presidents, 0.5x) multiplied by the sum of the participant’s annual base salary;
•a pro-rated portion of the participant’s annual bonus based on actual performance for the fiscal year in which the termination occurs;
•a cash payment, equal to twelve months of the participant’s full monthly premium for the Chief Executive Officer and Executive Vice Presidents, or six months of the participant’s full monthly premium for Senior Vice Presidents and Vice Presidents, charged for coverage under the Company’s group medical plan at the participant’s level of coverage as of the date of his or her termination; and
•outplacement services for up to six months, at a total cost not to exceed $25,000.
In the event that any participant’s employment is terminated without cause or for good reason within the Change in Control Period, such participant shall receive:
•a cash amount equal to the applicable severance multiplier (for the Chief Executive Officer, 3x, for Executive Vice Presidents, 2x, and for Senior Vice Presidents and Vice Presidents, 1x) multiplied by the sum of the participant’s annual base salary and the greater of (i) the participant’s target annual bonus in the year of termination or (ii) the participant’s target annual bonus in effect immediately prior to the Change in Control Period;
•a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs, equal to the percentage of the termination year that has elapsed through the date of termination, multiplied by the amount of target annual bonus for the termination year or, if greater, as in effect immediately prior to the Change in Control Period; and
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |26

•a cash payment, equal to 24 months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan at the participant’s level of coverage as of the date of his or her termination.
Under the Executive Severance Plan, the following severance multipliers will apply to the Company’s NEOs.

Name	General Termination (without Cause or for Good Reason) outside Change in Control	Termination (without Cause or for Good Reason) within Change in Control
Stuart N. Bodden	1x	3x
Melissa Cougle	1x	2x
J. Matthew Hooker	1.5x	2x

In the event that any participant’s employment is terminated due to death or disability outside of the Change in Control Period, such participant shall receive a pro-rated portion of the participant’s annual bonus based on actual performance for the fiscal year in which the termination occurs.
Under the terms of the participation agreements signed by each of the executive officers subject to the Executive Severance Plan, the executive officers have agreed to customary restrictive covenants, including a non-solicitation of certain Company customers during the executive officer’s employment and for one year after the executive officer’s termination. In addition, the foregoing severance benefits are subject to a participant timely executing a release of claims, which releases all claims against the Company and other parties, subject to customary exceptions, and includes customary restrictive covenants, including a one-year non-compete. The Company has reserved the right to amend, modify, terminate or discontinue the Executive Severance Plan subject to certain limitations.
Employment Agreements
We currently maintain employment agreements with Messrs. Bodden and Hooker and Ms. Cougle (the “Employment Agreements”). Each Employment Agreement generally provides for an initial one-year (in the case of Mr. Bodden and Ms. Cougle) or three-year (in the case of Mr. Hooker) term with automatic renewals for additional consecutive one-year periods, unless either party elects not to renew. Each Employment Agreement generally provides for an annualized base salary, as described above under “—Additional Narrative Disclosures—Base Salary,” and eligibility to participate in all benefit plans and programs. Each Employment Agreement also provides that our NEOs are eligible to receive annual cash bonuses based on company and individual performance metrics established by the Board, as described above under “—Additional Narrative Disclosures—Cash Bonuses” and annual equity awards as determined by the Board.
All severance benefits previously provided under the Employment Agreements have been superseded and entirely replaced by the severance benefits offered under the Executive Severance Plan, as described above under “—Additional Narrative Disclosures—Severance Benefits.”
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information about our Class A Common Stock that may be issued under the Ranger Amended and Restated LTIP as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	770,941	—	1,441,789
Equity compensation plan not approved by security holders	—	—	—
Total	770,941	—	1,441,789
(1)     The Ranger Amended and Restated LTIP was approved by our stockholders on May 9, 2025.
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |27

PROPOSAL THREE — NON-BINDING APPROVAL OF 2025 EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit a separate non-binding “say on pay” stockholder vote to approve the compensation of executives at least every three calendar years. The Board recommends this vote should take place every year.
The proposal gives stockholders the opportunity to vote for or against the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board of Directors. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which is composed entirely of independent directors, in consultation with the Compensation Committee’s independent executive consultant, oversees our executive compensation program. The Compensation Committee continually monitors our policies to ensure that they reward executives for results that are consistent with stockholder interests.
Our Board of Directors and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the resolution approving the compensation of our executives as disclosed in this Proxy Statement.
Vote Required
Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes cast “FOR” or “AGAINST” and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. Broker non-votes are not taken into account in determining the outcome of this Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST this Proposal.

The Board recommends a vote FOR the resolution approving, on a non-binding advisory basis, the compensation of our executives as disclosed in this proxy.

RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involves or exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Class A Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Our Board of Directors adopted a written Related Party Transactions policy prior to the completion of our IPO. Pursuant to that policy, our Audit Committee has and will continue to review all material facts of all Related Party Transactions and either approve, ratify or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve, ratify or disapprove entry into a Related Party Transaction, our Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits of the transaction to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
Related Party Transactions
The Company had several transactions that qualified as disclosable Related Party Transactions in 2025 and 2024. The Board of Directors ratified these transactions and all were considered arms-length transactions and within market range of similar products and services.

			Transaction Amount
Company	Relationship	Transactions Description	2025	2024
Aloha Workwear & Specialty, LLC (“Aloha”)	Brett Agee Former Director (resigned September 2025)	Aloha is a fire-retardant uniform and apparel company. We entered into a vendor agreement with Aloha in 2024. Mr. Agee is an owner and participates in the management of Aloha. Mr. Agee did not participate in negotiations or discussions with Ranger.	$498,100	—
Telegraph Hill, LLC (“Telegraph Hill”)	Brett Agee Former Director (resigned September 2025)	Mr. Agee located and purchased ancillary equipment Ranger needed to satisfy customer requirements and then offered to sell the new equipment to Ranger at a price that was below market for similar, new equipment. The Company completed the one-time purchase in 2025 from Telegraph Hill, LLC, a company owned by Mr. Agee.	$956,000	—
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |29

			Transaction Amount
Company	Relationship	Transactions Description	2025	2024
American Energy Management, LLC (“AEM”)	American Well Holdings, LLC (“AWH) affiliate (owns more than 5% of Ranger)	AEM is an affiliate of AWH, the seller in the AWS transaction, who acquired a greater than 5% interest in Ranger as part of the purchase consideration.

Under the Transition Services Agreement, Ranger committed to reimbursing AEM for all outstanding medical insurance costs related to AWS employees. AWS employee medical insurance was previously administered by AEM through Blue Cross Blue Shield, and all employees transitioned to Ranger’s medical plans as of January 1, 2026.

The monthly medical costs for AWS employees ranged between $200,000 and $450,000. Since the transaction closed in November 2025, Ranger has reimbursed AEM a total of $1.2 million for medical costs covering the period from September through January. While most claims have been processed, some additional trailing costs are expected in the coming months as final claims are submitted; these are not anticipated to exceed $750,000.

In addition, AEM made certain Enterprise automotive lease payments on behalf of AWS after the transaction closed. Reimbursement for these lease payments was a one-time occurrence and was approved and processed as part of the working capital closing settlement.

			$681,300	—

There have not been any other transactions or series of similar transactions since January 1, 2025, nor are any currently proposed, to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation” above and the transactions described or referred to above.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Ranger Energy Holdings LLC, Ranger Energy Holdings II, LLC, Torrent Energy Holdings, LLC and Torrent Energy Holdings II, LLC (together, the “Existing Owners”) and CSL Energy Opportunities II, L.P., CSL Energy Holdings II, LLC and Bayou Holdings (together, the “Bridge Loan Lenders”). The Registration Rights Agreement contains provisions by which we agree to register under the federal securities laws the offer and resale of shares of our Class A Common Stock by the Existing Owners and the Bridge Loan Lenders or certain of their affiliates or permitted transferees under the Registration Rights Agreement. These registration rights will be subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.
Stockholders’ Agreement
In connection with our IPO, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Existing Owners and the Bridge Loan Lenders. Among other things, the Stockholders’ Agreement provides CSL and Bayou Holdings with the right to designate nominees to our Board of Directors (each, as applicable, a “CSL Director” or “Bayou Director”) based on their respective beneficial ownership levels.
As of December 31, 2025, CSL and Bayou Holdings beneficially owned less than 5% each of the Company’s outstanding common stock. As a result, neither CSL nor Bayou Holdings currently have any board designation rights under the Stockholders’ Agreement, and no directors of the Company are designees of CSL or Bayou Holdings. The Stockholders’ Agreement remains in effect; however, its board nomination provisions are no longer applicable unless the ownership thresholds specified in the agreement are met in the future.
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present certain information regarding the beneficial ownership of Class A Common Stock as of the Record Date, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each NEO of the Company, (iii) each nominee and director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 10350 Richmond Ave., Suite 550, Houston, Texas 77042.
As of the Record Date, the Company had 23,910,765 shares of Class A Common Stock outstanding.

	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock
	Number of Shares	Voting Power

5% Stockholders
American Well Holdings, LLC (1)	1,998,401	8.4%
Encompass Capital Advisors LLC (2)	1,514,640	6.3%
IES Holdings, Inc.(3)	1,277,343	5.3%
Dimensional Fund Advisors LP (4)	1,177,363	4.9%
BlackRock, Inc. (5)	1,159,521	4.9%

Directors and Named Executive Officers:
Stuart N. Bodden	368,800	1.5%
Melissa Cougle	86,501	*
J. Matthew Hooker	102,708	*
Michael Kearney	40,895	*
Carla Mashinski	9,780	*
Krishna Shivram	40,850	*
Sean Woolverton	9,780	*
Directors, nominees, and current executive officers as a group (8 persons)	659,314	2.8%
______________________________________________
*     Represents one percent or less of total voting power.
(1)    This information is based solely on a Schedule 13G filed jointly by American Well Holdings, LLC (“AWH”), Argonaut Fund IV GP, LP (“GP”), BW Investment Management, Inc. (“BW”), and Steven R. Mitchell with the SEC on February 4, 2026 each reporting the aggregate beneficial ownership of 1,998,401 shares of Class A Common Stock with shared voting and dispositive power and no sole voting or dispositive power. The mailing address of AWH is 7030 South Yale Avenue, Suite 810, Tulsa, OK, 74136.
(2)    This information is based solely on a Schedule 13G/A filed jointly by Encompass Capital Advisors LLC (“Encompass”) and Todd J. Kantor with the SEC on February 14, 2024, each reporting the aggregate beneficial ownership of 1,514,640 shares of Class A Common Stock, with shared voting and dispositive power and no sole voting or dispositive power. The mailing address of Encompass and Todd J. Kantor is 200 Park Avenue, 11th Floor, New York, NY 10166.
(3)    This information is based on a Schedule 13G filed by IES Holdings, Inc. with the SEC on January 22, 2026 reporting the aggregate beneficial ownership of 1,277,343 shares of Class A Common Stock with sole voting and dispositive power and no shared voting or dispositive power. The mailing address of IES Holdings, Inc. is 13131 Dairy Ashford Road, Suite 500 Sugar Land, TX 77478.
(4)    This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors LP. with the SEC on July 15, 2025 reporting the aggregate beneficial ownership of 1,177,363 shares of Class A Common Stock with sole voting power as to 1,155,326 shares, sole dispositive power as to 1,177,363 shares and no shared voting or dispositive power. The mailing address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(5)    This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 21, 2026 reporting the aggregate beneficial ownership of 1,159,521 shares of Class A Common Stock with sole voting power as to 1,139,778 shares, sole dispositive power as to 1,159,521 shares and no shared voting or dispositive power. The mailing address of BlackRock, Inc. is BlackRock, Inc., 50 Hudson Yards New York, NY 10001.
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |31

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone beneficially holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2025, all reporting persons filed the required reports on a timely basis under Section 16(a) with the exception of one Form 4 filing by Brett Agee made on March 14, 2025, reporting two sales transactions regarding his indirect holdings in Bayou Well Holdings, LLC on March 10, 2025 and March 11, 2025.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Type of Proposal	Rule 14a-8 proposals for inclusion in 2027 proxy statement	Other proposals and nominees to be presented at the 2027 annual stockholder meeting	Universal proxy card nominees for 2027 annual stockholder meeting
Rules	SEC rules and our bylaws permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the stockholder’s proposal meet the requirements specified in SEC Rule 14a-8.
Our bylaws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement (under SEC Rule 14a-8), but is instead sought to be presented directly at next year’s annual meeting must be received at our principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
SEC rules permit stockholders to solicit proxies in support of director nominees, other than our nominees, if the requirements of Rule 14a-19 are met.
Deadline for Submitting Proposal	Proposals must be received at our principal executive offices no later than Thursday, December 3, 2026.	Proposals must be received at our principal executive offices no earlier than January 15, 2027 and no later than February 14, 2027.	A notice that sets forth the information required by Rule 14a-19 must be received at our principal executive offices by the same deadlines as disclosed here under the advance notice provisions of our bylaws.
Where to Send Proposal	Ranger Energy Services, Inc., c/o Legal Department, 10350 Richmond Avenue, Suite 550, Houston, Texas 77042
What to Include	Proposals must conform to and include the information required by SEC Rule 14a-8.	Proposals must include the information required by our bylaws.	Notice must include the information required by our bylaws as well as conform to and include the information required by SEC Rule 14a-19.
If the date of the 2027 annual meeting of stockholders is scheduled for a date that is more than 30 days before or more than 60 days after the anniversary date of the 2026 Annual Meeting, the dates set forth above may change in accordance with the Company’s bylaws.
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |32

AVAILABILITY OF CERTAIN DOCUMENTS
Our 2025 Annual Report on Form 10-K, including the financial statements, financial statement schedules, and exhibits, has been filed with the SEC. Complete copies of these materials are also available on our website at www.rangerenergy.com. We will mail without charge, upon written request, a copy of our 2025 Annual Report on Form 10-K including the financial statements, financial statement schedules, and exhibits. Please send a written request to Melissa Cougle, Executive Vice President and Chief Financial Officer at:
Ranger Energy Services, Inc.
10350 Richmond Avenue, Suite 550
Houston, Texas 77042
The charters for our Audit Committee, Nominating and Governance Committee, and Compensation Committee, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are in the “Corporate Governance” section of our corporate website, which is www.rangerenergy.com, and are also available in print without charge upon written request to Melissa Cougle at the address above.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to Melissa Cougle at Ranger Energy Services, Inc., 10350 Richmond Avenue, Suite 550, Houston, Texas 77042, or by calling (866) 648-8133.
If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
RANGER ENERGY SERVICES, INC. 2026 PROXY STATEMENT |33

ANNEX A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is not a financial measure determined in accordance with U.S. GAAP. We define Adjusted EBITDA as net income or loss before net interest expense, income tax expense, depreciation and amortization, equity‑based compensation, gain on sale of assets, acquisition related costs, severance and reorganization costs, significant and unusual legal fees and settlements, impairment of fixed assets, employee retention credit, inventory adjustment, and certain other non-cash and certain other items that we do not view as indicative of our ongoing performance.

We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

The following table presents reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, in millions.

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Year Ended December 31, 2025
Net income (loss)	$46.0	$(13.9)	$14.1	$(33.9)	$12.3
Interest expense, net	—	—	—	1.2	1.2
Tax expense	—	—	—	5.5	5.5
Depreciation and amortization	24.1	10.4	9.6	2.2	46.3
EBITDA	70.1	(3.5)	23.7	(25.0)	65.3
Impairment of fixed assets	—	—	—	0.4	0.4
Equity based compensation	—	—	—	6.5	6.5
Gain on sale of assets	—	—	—	(1.4)	(1.4)
Severance and reorganization costs	—	1.0	0.1	0.1	1.2
Acquisition related costs	0.2	0.6	0.1	1.4	2.3
Legal fees and settlements	—	—	—	0.8	0.8
Employee retention credit	—	—	—	(3.5)	(3.5)
Inventory adjustment	—	1.6	—	—	1.6
Adjusted EBITDA	70.3	(0.3)	23.9	(20.7)	73.2

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Year Ended December 31, 2024
Net income (loss)	$46.8	$(8.5)	$17.8	$(37.7)	$18.4
Interest expense, net	—	—	—	2.6	2.6
Tax expense	—	—	—	7.6	7.6
Depreciation and amortization	22.2	11.4	8.6	1.9	44.1
EBITDA	69.0	2.9	26.4	(25.6)	72.7
Equity based compensation	—	—	—	5.8	5.8
Gain on sale of assets	—	—	—	(2.2)	(2.2)
Severance and reorganization costs	0.9	0.6	0.2	0.1	1.8
Acquisition related costs	0.4	—	—	0.1	0.5
Legal fees and settlements	0.2	—	—	0.1	0.3
Adjusted EBITDA	$70.5	$3.5	$26.6	$(21.7)	$78.9
A-1

Free Cash Flow

“Free Cash Flow” is not presented in accordance with U.S. GAAP and should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. The Company defines Free Cash Flow as net cash provided by operating activities before purchase of property and equipment.

We believe Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows.

The following table is a reconciliation of consolidated operating cash flows to Free Cash Flow for the respective periods, in millions:

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$24.1	$32.7	$69.0	$84.5
Purchase of property and equipment	(7.0)	(5.4)	(26.1)	(34.1)
Free Cash Flow	$17.1	$27.3	$42.9	$50.4

A-2

P.O. BOX 8016, CARY, NC 27512-9903

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Ranger Energy Services, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 20, 2026

Friday, May 15, 2026 10:00 AM, Central Daylight Time

Annual Meeting to be held live via the Internet

Please visit www.proxydocs.com/RNGR for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Central Daylight Time, May 15, 2026

Internet:
www.proxypush.com/RNGR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-307-0791
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/RNGR

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stuart N. Bodden and Melissa Cougle (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A common stock of Ranger Energy Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ranger Energy Services, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect Class II directors to hold office until the 2029 Annual Meeting.				
		FOR	WITHHOLD		
	1.01 Stuart N. Bodden	☐	☐		FOR
	1.02 Sean Woolverton	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐	FOR
3.	To provide non-binding approval of our executive compensation for 2025.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/RNGR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date